Exhibit B-2




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                    MISSISSIPPI BUSINESS FINANCE CORPORATION

                                       to

                            HANCOCK BANK, as Trustee










                                 TRUST INDENTURE






                          Dated as of February 1, 1996


                    Relating to $21,200,000 Pollution Control
                      Revenue Refunding Bonds, Series 1996
                          (Gulf Power Company Project)









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                                 TRUST INDENTURE

                                TABLE OF CONTENTS


                   (This Table of Contents is for convenience
                       of reference only and is not a part
                            of this Trust Indenture)


                                                                           Page

PARTIES..................................................................... 1

RECITALS.................................................................... 1

FORM OF BOND.................................................................2

FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION..............................8

FORM OF REGISTRATION AND VALIDATION CERTIFICATE..............................8

GRANTING CLAUSE..............................................................9

HABENDUM CLAUSE.............................................................10


                                ARTICLE I                                   10
                  DEFINITIONS.............................................. 10

                                   ARTICLE II

                THE BONDS                                                   12
                  SECTION 2.01. Authorized Amount of Bonds................. 12
                  SECTION 2.02. Issuance of Bonds.......................... 12
                  SECTION 2.03. Form of Bonds.............................. 12
                  SECTION 2.04. Details, Execution and Payment............. 13
                  SECTION 2.05. Authentication, Registration, Exchange,
                  Transfer and Ownership of Bonds.......................... 14
                  SECTION 2.06. Delivery of Series 1996 Bonds;
                  Application of Proceeds.................................. 16
                  SECTION 2.07. Temporary Bonds............................ 17
                  SECTION 2.08. Mutilated, Destroyed or Lost Bonds......... 17
                  SECTION 2.09. Destruction of Bonds....................... 18
                  SECTION 2.10. Additional Bonds........................... 18

                                   ARTICLE III

                REDEMPTION OF BONDS BEFORE MATURITY                         20



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                  SECTION 3.01. Redemption Dates and Prices................ 20
                  SECTION 3.02. Notice of Redemption....................... 20
                  SECTION 3.03. Effect of Call for Redemption.............. 21
                  SECTION 3.04. Partial Redemption......................... 21
                  SECTION 3.05. Funds in Trust; Unclaimed Funds............ 21
                  SECTION 3.06. Special Redemption......................... 22
                  SECTION 3.07. Surrender of First Mortgage Bonds.......... 22
                  SECTION 3.08. Satisfaction of First Mortgage Bonds....... 23

                                   ARTICLE IV

                GENERAL COVENANTS                                           23
                  SECTION 4.01. Payment of Principal and Premium, If Any,
                  and Interest............................................. 23
                  SECTION 4.02. Performance of Covenants; Issuer........... 23
                  SECTION 4.03. Instruments of Further Assurance........... 24
                  SECTION 4.04. Recordation................................ 24
                  SECTION 4.05. Inspection of Project Books................ 24
                  SECTION 4.06. Rights Under Agreement..................... 24
                  SECTION 4.07. Designation of Additional Paying Agents.... 24
                  SECTION 4.08. Existence of Issuer........................ 25

                                    ARTICLE V

                REVENUES AND FUNDS                                          25
                  SECTION 5.01. Source of Payment of Bonds................. 25
                  SECTION 5.02. Creation of Bond Fund...................... 25
                  SECTION 5.03. Payments into the Bond Fund................ 25
                  SECTION 5.04. Use of Moneys in the Bond Fund............. 26
                  SECTION 5.05. Custody of the Bond Fund................... 26
                  SECTION 5.06. Non-presentment of Bonds................... 26
                  SECTION 5.07. Moneys to Be Held in Trust................. 27
                  SECTION 5.08. Repayment to the Company from the Bond
                  Fund..................................................... 27
                  SECTION 5.09. Transfers to Rebate Fund................... 27

                                   ARTICLE VI

               INVESTMENTS                                                  27
                  SECTION 6.01. Investment of Bond Fund Moneys............. 27
                  SECTION 6.02. Tax Covenants.............................. 28

                                   ARTICLE VII

              RELEASE OF LIEN                                                29
                  SECTION 7.01. Release of Lien............................. 29

                                  ARTICLE VIII




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             DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE
             AND BONDHOLDERS                                                30
                  SECTION 8.01. Events of Default.......................... 30
                  SECTION 8.02. Acceleration............................... 30
                  SECTION 8.03. Other Remedies............................. 31
                  SECTION 8.04. Legal Proceedings by Trustee............... 31
                  SECTION 8.05. Right of Bondholders to Direct
                  Proceedings.............................................. 32
                  SECTION 8.06. Appointment of Receivers................... 32
                  SECTION 8.07. Waiver..................................... 32
                  SECTION 8.08. Application of Moneys...................... 32
                  SECTION 8.09. Remedies Vested in Trustee................. 34
                  SECTION 8.10. Rights and Remedies of Bondholders......... 34
                  SECTION 8.11. Termination of Proceedings................. 35
                  SECTION 8.12. Waivers of Events of Default............... 35
                  SECTION 8.13. Notice of Default under Section 8.01(c); Opportunity of Issuer and the Company to Cure Such
                  Default.................................................. 36

                                   ARTICLE IX

               THE TRUSTEE                                                  36
                  SECTION 9.01. Acceptance of the Trusts................... 36
                  SECTION 9.02. Fees, Charges and Expenses of Trustee...... 39
                  SECTION 9.03. Notice to Bondholders if an Event of
                  Default Occurs........................................... 39
                  SECTION 9.04. Intervention by Trustee.................... 40
                  SECTION 9.05. Successor Trustee.......................... 40
                  SECTION 9.06. Resignation by Trustee..................... 40
                  SECTION 9.07. Removal of Trustee......................... 40
                  SECTION 9.08. Appointment of Successor Trustee........... 40
                  SECTION 9.09. Concerning Any Successor Trustee........... 41
                  SECTION 9.10.  Successor Trustee as Bond Registrar,
                  Custodian of Bond Fund and Paying Agent.................. 41
                  SECTION 9.11. Trustee and Issuer Required to Accept
                  Directions and Actions of Company........................ 42
                  SECTION 9.12. No Transfer of Notes or First Mortgage
                  Bonds Held by the Trustee; Exception..................... 42
                  SECTION 9.13. Voting of First Mortgage Bonds Held by
                  the Trustee.............................................. 42

                                    ARTICLE X

               INDENTURES SUPPLEMENTAL HERETO                               43
                  SECTION 10.01. Supplemental Indentures Not Requiring
                  Consent of Bondholders................................... 43
                  SECTION 10.02. Supplemental Indentures Requiring
                  Consent of Bondholders................................... 44



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                  SECTION 10.03.  Trustee Authorized to Join in
                  Supplements; Reliance on Counsel......................... 45

                                   ARTICLE XI

                AMENDMENT OF AGREEMENT                                      45
                  SECTION 11.01. Amendments, Etc., to Agreement Not
                  Requiring Consent of Bondholders......................... 45
                  SECTION 11.02. Amendments, Etc., to Agreement Requiring
                  Consent of Bondholders................................... 46
                  SECTION 11.03. Trustee Authorized to Join in
                  Amendments; Reliance on Counsel.......................... 46

                                   ARTICLE XII

                MISCELLANEOUS                                               46
                  SECTION 12.01. Consents, Etc., of Bondholders............ 46
                  SECTION 12.02. Limitation of Rights...................... 47
                  SECTION 12.03. Severability.............................. 47
                  SECTION 12.04. Notices................................... 47
                  SECTION 12.05. Trustee as Paying Agent and Bond
                  Registrar................................................ 48
                  SECTION 12.06. Payments Due on Saturdays, Sundays and
                  Holidays................................................. 48
                  SECTION 12.07. Counterparts.............................. 48
                  SECTION 12.08. Applicable Provisions of Law.............. 48
                  SECTION 12.09. Captions.................................. 48
                  SECTION 12.10. No Liability of Officers.................. 48


TESTIMONIUM.................................................................49

SIGNATURES AND SEALS........................................................49




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         THIS INDENTURE made and entered into as of February 1, 1996, by and between the MISSISSIPPI BUSINESS FINANCE CORPORATION, a public corporation duly created and validly existing pursuant to the Constitution and laws of the State of Mississippi (the "Issuer"), and HANCOCK BANK, Gulfport, Mississippi, a bank duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of Mississippi, as Trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Issuer is authorized by the provisions of Title 57, Chapter 10, Article 7 of the Mississippi Code of 1972, as amended and supplemented (the "Act"), among other things, to provide financial assistance to businesses in the State of Mississippi by providing loans, guarantees, insurance and other assistance to businesses, thereby encouraging the investment of private capital in businesses in the State of Mississippi, and to finance such assistance to businesses by the issuance of revenue bonds; and

         WHEREAS, pursuant to its statutory powers, Jackson County, Mississippi (the "County") has entered into an Installment Sale Agreement dated as of April 1, 1991 with Gulf Power Company, a corporation organized and existing under the laws of the State of Maine (the "Company"), pursuant to which the County issued and sold its Pollution Control Revenue Refunding Bonds (Gulf Power Company Project) Series 1991 (the "Series 1991 Bonds") in the aggregate principal amount of $21,200,000 in order, inter alia, to refinance the cost of acquiring, installing and constructing certain pollution control facilities for use in connection with Plant Daniel located in Jackson County, Mississippi, which facilities comprise the Project (as defined in the Agreement hereinafter mentioned); and

         WHEREAS, the Issuer and the Company have entered into a Loan Agreement dated as of February 1, 1996 (the "Agreement") providing that, for the purposes therein set forth, the Issuer will issue and sell its Pollution Control Revenue Refunding Bonds (Gulf Power Company Project) in one or more series (the "Bonds"); that the Issuer will loan the proceeds of the Bonds to the Company; that to evidence the Loan (as hereinafter defined) the Company will execute and deliver, concurrently with the issuance of each series of Bonds, a non-negotiable promissory note in a like principal amount bearing interest at the same stated rate or rates of interest as such series of Bonds; and that as security for its obligation to pay such promissory notes the Company will deliver to the Trustee, concurrently with the issuance of each series of Bonds, a like principal amount of the Company's first



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mortgage bonds issued under and secured by the Company's First Mortgage (as hereinafter defined) in accordance with, and except as otherwise provided in,
Section 3.4 of the Agreement; and

         WHEREAS, the execution and delivery of this Indenture and the Agreement have been in all respects duly and validly authorized by resolution duly adopted by the Board of Directors of the Issuer (the "Board"); and

         WHEREAS, in order to provide funds to refund the Series 1991 Bonds, the Issuer has duly authorized the issuance and sale of its Pollution Control Revenue Refunding Bonds, Series 1996 (Gulf Power Company Project) (hereinafter sometimes called the "Series 1996 Bonds"), in the aggregate principal amount of $21,200,000; and

         WHEREAS, the Issuer has determined that the Series 1996 Bonds and the certificate of authentication by the Trustee and the certificate of registration and validation to be endorsed on all the Series 1996 Bonds shall be, respectively, substantially in the following forms, with such variations, omissions and insertions as are required or permitted by this Indenture:

                                 [FORM OF BOND]

No...........                           $


                            UNITED STATES OF AMERICA
                              STATE OF MISSISSIPPI
                    MISSISSIPPI BUSINESS FINANCE CORPORATION
              POLLUTION CONTROL REVENUE REFUNDING BOND, SERIES 1996
                          (Gulf Power Company Project)

         MISSISSIPPI BUSINESS FINANCE CORPORATION (herein called the "Issuer"), a public corporation duly created and validly existing pursuant to the Constitution and laws of the State of Mississippi, for value received, hereby promises to pay, solely from the special fund provided therefor as hereinafter set forth, to , or registered assigns or legal representative, on the 1st day of February, 2026 (or earlier as hereinafter referred to), upon the presentation and surrender hereof at the principal corporate trust office of the Trustee (hereinafter mentioned), the principal sum of DOLLARS in any coin or currency of the United States of America which on the date of payment thereof is legal tender for the payment of public and private debts, and to pay, solely from said special fund, to the registered owner hereof by check or draft mailed to the registered owner at his address as it appears on the bond



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registration books of the Issuer, interest on said principal sum from the latest semiannual interest payment date to which interest has been paid on Bonds of this series preceding the date hereof, unless the date hereof is an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to August 1, 1996, in which case from February 1, 1996, at the rate of ________________ Per Centum (____%) per annum until payment of said principal sum, such interest being payable semiannually on the 1st days of February and August (commencing August 1, 1996) in each year in like coin or currency.

         The interest payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture (hereinafter mentioned), be paid to the person in whose name this Bond is registered at the close of business on the record date, which shall be the January 15 or July 15, as the case may be, next preceding such interest payment date or, if such January 15 or July 15 shall be a legal holiday or a day on which banking institutions in Gulfport, Mississippi, are authorized to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

         The Issuer is a public corporation duly created and validly existing pursuant to the Constitution and laws of the State of Mississippi. The Bonds (hereinafter mentioned) are authorized to be issued for purposes for which bonds are authorized to be issued under the provisions of Title 57, Chapter 10,
Article 7 of the Mississippi Code of 1972, as amended and supplemented (the "Act"). This Bond and the interest hereon shall not be deemed to constitute a debt, liability or obligation of the Issuer or the State of Mississippi or any political subdivision thereof, or a pledge of the faith and credit of the Issuer or the State of Mississippi or any political subdivision thereof, but this Bond shall be payable solely from the revenues provided therefor as hereinafter described and the Issuer is not obligated to pay this Bond or the interest hereon except from the revenues and proceeds pledged therefor and neither the faith and credit nor the taxing power of the Issuer or the State of Mississippi or any political subdivision thereof is pledged to the payment of the principal of or the premium, if any, or interest on this Bond. No covenant or agreement contained in this Bond shall be deemed to be a covenant or agreement of any member, officer, agent or employee of the Issuer in his individual capacity and no member of the Board of Directors of the Issuer nor any officer of the Issuer executing this Bond shall be liable personally on this Bond or be subject to any personal liability in connection with the issuance of this Bond.

         This Bond is one of a duly authorized series of revenue refunding bonds of the Issuer known as "Pollution Control Revenue Refunding Bonds, Series 1996 (Gulf Power Company Project)",



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issued for the purpose of refunding the $21,200,000 Jackson County, Mississippi
Pollution Control Revenue Refunding Bonds (Gulf Power Company Project) Series 1991 related to the refinancing of the acquisition, installation and construction of certain pollution control facilities (herein called the "Project"). The Bonds of this series initially authorized aggregate Twenty-One Million Two Hundred Thousand Dollars ($21,200,000) in principal amount. The Indenture provides for the issuance, under the conditions, limitations and restrictions therein set forth, of additional Bonds for the purpose of refunding Bonds of any series issued under the Indenture.

         The Bonds of this series and all such additional Bonds (herein called collectively the "Bonds") are issued or are to be issued under and pursuant to a trust indenture (said trust indenture, together with all trust indentures supplemental thereto as therein permitted, being herein called the "Indenture"), dated as of the 1st day of February, 1996, by and between the Issuer and Hancock Bank, Gulfport, Mississippi, as Trustee (said bank and any successor trustee under the Indenture being herein called the "Trustee"), an executed counterpart of which Indenture is on file at the principal office of the Trustee. Reference is hereby made to the Indenture for the provisions, among others, with respect to the custody and application of the proceeds of Bonds issued under the Indenture, the collection and disposition of revenues, a description of the funds charged with and pledged to the payment of the principal of and premium, if any, and interest on the Bonds, the nature and extent of the security, the terms and conditions under which the Bonds are or may be issued, the rights, duties and obligations of the Issuer and of the Trustee, the rights of the holders of the Bonds and the terms and conditions pursuant to which the Indenture and the Agreement (hereinafter mentioned) may be amended, and, by the acceptance of this Bond, the holder hereof assents to all of the provisions of the Indenture.

         This Bond is issued and the Indenture was made and entered into under and pursuant to the Constitution and laws of the State of Mississippi, and particularly the Act, and under and pursuant to resolutions duly adopted by the Issuer.

         The Issuer has entered into a Loan Agreement, dated as of February 1, 1996 (herein called the "Agreement"), with Gulf Power Company, a corporation organized and existing under the laws of the State of Maine (herein called the "Company"), under the provisions of which the Issuer has loaned the proceeds of the Bonds of this series to the Company and has agreed to loan the proceeds of additional Bonds to the Company (herein called the "Loan"). In order to evidence the Loan and the Company's obligation to repay the same, the Company has executed and delivered its non-negotiable promissory note and has agreed to issue additional such notes concurrently with the issuance of



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additional series of Bonds (herein called the "Notes"). The Notes provide for the repayment by the Company of the Loan, including interest thereon, in installments sufficient to pay the principal of and premium, if any, and interest on the Bonds as the same shall become due and payable. The Notes provide that the amounts so to be paid thereunder shall be paid directly to the Trustee as assignee of the Issuer; such payments are to be deposited to the credit of the Bond Fund as defined in and created under the Indenture which special fund is pledged to and charged with the payment of the principal of and premium, if any, and interest on all Bonds issued under the Indenture and such amounts so to be paid thereunder have been duly pledged and assigned for that purpose. In addition, certain other rights of the Issuer under the Agreement, including the Company's obligation (subject to certain exceptions) to deliver to the Trustee concurrently with the issuance of each series of Bonds a like principal amount of the Company's first mortgage bonds, have been assigned to the Trustee to secure payment of such principal, premium, if any, and interest under the Indenture.

         The Bonds are issuable as fully registered Bonds without coupons in denominations of $5,000 or any multiple thereof. At the principal corporate trust office of the Trustee, in the manner and subject to the limitations, conditions and charges provided in the Indenture, Bonds may be exchanged for an equal aggregate principal amount of Bonds of the same maturity, of authorized denominations and bearing interest at the same rate.

         The Bonds of this series are non-callable for redemption prior to February 1, 2001, except in the event the Trustee and the Issuer shall have received written notice from the Company of its determination of the occurrence of certain events specified in Section 3.06 of the Indenture. If called for special redemption in such event, the Bonds of this series shall be subject to redemption at any time in whole at the principal amount thereof plus accrued interest to the redemption date but without premium.

         The Bonds of this series are also subject to redemption by the Issuer prior to maturity on or after February 1, 2001, in whole or in part at any time (but if in part by lot or in such other random manner as the Trustee in its discretion may determine), at the redemption prices (expressed as percentages of principal amount) set forth in the table below plus accrued interest to the redemption date.





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    Redemption Period                                               Redemption
   (all dates inclusive)                                              Price


February 1, 2001 through January 31, 2002....................          102%
February 1, 2002 through January 31, 2003....................          101%
February 1, 2003 and thereafter..............................          100%

         Any such redemption, either in whole or in part, shall be made upon at least thirty (30) days' prior notice as provided in the Indenture, and shall be made in the manner and under the terms and conditions provided in the Indenture. On the date designated for redemption, notice having been given and moneys for payment of the redemption price and accrued interest being held by the Trustee or by the paying agents, all as provided in the Indenture, the Bonds or portions of Bonds so called for redemption shall become and be due and payable at the redemption price provided for redemption of such Bonds or such portions thereof on such date, interest on such Bonds or such portions thereof so called for redemption shall cease to accrue, such Bonds or such portions thereof so called for redemption shall cease to be entitled to any benefit or security under the Indenture, and the registered owners thereof shall have no rights in respect of such Bonds or such portions thereof so called for redemption except to receive payment of the redemption price and accrued interest thereon so held by the Trustee or by the paying agents. If a portion of this Bond shall be called for redemption, a new registered Bond without coupons in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

         The holder of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

         In certain events, on the conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds then outstanding under the Indenture may become or may be declared due and payable before the stated maturity thereof, together with the interest accrued thereon.

         Modifications or alterations of the Indenture or any trust indenture supplemental thereto or of the Agreement may be made only to the extent and in the circumstances permitted by the Indenture.

         The transfer of this Bond may be registered by the registered owner hereof in person or by his attorney or legal representative at the principal corporate trust office of the



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Trustee, but only in the manner and subject to the limitations and conditions provided in the Indenture and upon surrender and cancellation of this Bond. Upon any such registration of transfer the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new registered Bond or Bonds without coupons, registered in the name of the transferee, of authorized denominations, in aggregate principal amount equal to the principal amount of this Bond, of the same series and maturity and bearing interest at the same rate.

         This Bond is issued with the intent that the laws of the State of Mississippi shall govern its construction. As declared by the Act and other applicable laws of the State of Mississippi, this Bond shall have all the qualities and incidents, including negotiability, of an investment security under the Uniform Commercial Code of the State of Mississippi.

         All acts, conditions and things required to happen, exist and be performed precedent to and in the issuance of this Bond and the execution of the Indenture have happened, exist and have been performed as so required.

         This Bond shall not be valid or become obligatory for any purpose or be entitled to any benefit or security under the Indenture until it shall have been authenticated by the execution by the Trustee of the certificate of authentication endorsed hereon.

         IN WITNESS WHEREOF, Mississippi Business Finance Corporation, by resolution of its Board of Directors, has caused this Bond to be executed in its name and on its behalf by the facsimile signature of its Executive Director, and by the manual or facsimile signature of its Secretary and a facsimile of its seal to be imprinted hereon.

Dated:
                                                   MISSISSIPPI BUSINESS FINANCE
                                                           CORPORATION
(SEAL)

                                                   By:
                                                         Executive Director


Attest:



Secretary



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                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                          (To be endorsed on all Bonds)

                          CERTIFICATE OF AUTHENTICATION

         This Bond is one of the Bonds of the series designated therein and issued under the provisions of the within-mentioned Indenture.

                                                     HANCOCK BANK, as Trustee


                                                     By:
                                                         Authorized Signature


                [FORM OF REGISTRATION AND VALIDATION CERTIFICATE]

                          (To be endorsed on all Bonds)

STATE OF MISSISSIPPI                        )
COUNTY OF HINDS                             )        SS:

         The undersigned, Secretary of the Mississippi Business Finance Corporation, does hereby certify that the within Bond has been duly registered by me pursuant to law in a book kept in my office for that purpose; and that the within Bond has been validated by decree of the Chancery Court of the First Judicial District of Hinds County, Mississippi, rendered on the __th day of February, 1996.



                                                  Secretary of the Mississippi
                                                  Business Finance Corporation





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



         WHEREAS, all acts, conditions and things required by the Constitution and laws of the State of Mississippi to happen, exist and be performed precedent to and in connection with the execution and delivery of this Indenture and the Agreement have happened, exist and have been performed as so required, in order to make this Indenture a valid and binding trust indenture for the security of the Bonds in accordance with its terms and in order to make the Agreement a valid and binding agreement in accordance with its terms; and

         WHEREAS, the Trustee has accepted the trusts created by this Indenture and in evidence thereof has joined in the execution hereof.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, and the purchase and acceptance of the Bonds by the holders thereof, and also for and in consideration of the sum of One Dollar ($1.00) to the Issuer in hand paid by the Trustee at or before the execution and delivery of this Indenture, the receipt of which is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the Bonds are to be issued, authenticated, delivered, secured and accepted by all persons who shall from time to time be or become holders thereof, and in order to secure the payment of all Bonds at any time issued and outstanding hereunder and the interest and the premium, if any, thereon according to their tenor, purport and effect, and in order to secure the performance and observance of all the covenants, agreements and conditions therein or herein contained; the Issuer has executed and delivered this Indenture, will cause the Company to deliver to the Trustee the Company's promissory note dated the date of the initial issuance of the Series 1996 Bonds and the Company's First Mortgage Bonds, ____% Pollution Control Series due February 1, 2026, and will cause the Company to deliver any other of its Notes and First Mortgage Bonds required in connection with the issuance of Additional Bonds (as hereinafter defined); the Issuer does hereby bargain, sell, convey, assign and pledge to the Trustee, and grant to the Trustee a security interest in, all rights, title and interests of the Issuer in, to and under such Notes and all payments made and to be made thereunder and in, to and under such First Mortgage Bonds and all payments, if any, made and to be made thereunder as security for the payment of all outstanding Series 1996 Bonds and any Additional Bonds and the interest and the premium, if any, thereon and does hereby bargain, sell, convey, assign and pledge to the Trustee, and grant to the Trustee a security interest in, all other rights, title and interests of the Issuer in, to and under the Agreement and all moneys receivable thereunder (except for payments to be received under Sections 4.3 and 5.3 of the Agreement) as security for the payment of the Bonds as aforesaid and the satisfaction of any other obligation assumed by it in connection with all outstanding Bonds at any time issued hereunder;

         TO HAVE AND TO HOLD the same unto the Trustee and its successors in trust forever;

         IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the equal and proportionate benefit and security of all and singular present and future holders of the Bonds issued and to be issued under this Indenture, without preference, priority or distinction as to lien or otherwise, except as otherwise hereinafter provided, of any one Bond over any other Bond, by reason of priority in the issue, sale or negotiation thereof or otherwise;

         PROVIDED, HOWEVER, that if the Issuer, its successors or assigns shall pay or cause to be paid the principal of, premium, if any, and interest on the Bonds due or to become due thereon, at the times and in the manner mentioned in the Bonds, and shall cause the payments to be made into the Bond Fund (hereinafter defined) as required under Article V hereof or shall provide, as permitted hereby, for the payment thereof pursuant to the provisions of Article VII hereof, and shall perform all the covenants and conditions required of it by this Indenture, and shall pay or cause to be paid to the Trustee and any additional paying agents all sums of money due or to become due to them in accordance with the terms and provisions hereof, then upon such final payments this Indenture and the rights hereby granted shall terminate and the Trustee shall release this Indenture and shall execute such documents to evidence such termination and release as may be reasonably required by the Issuer or the Company; otherwise this Indenture to be and remain in full force and effect.

         THIS INDENTURE FURTHER WITNESSETH, and it is expressly declared, that all Bonds from time to time issued and secured hereunder are to be issued, authenticated and delivered, and all said property, rights and interests, including, without limitation, the amounts hereby assigned and pledged, are to be dealt with and disposed of subject to the terms of this Indenture, and the Issuer agrees with the Trustee and with the respective holders and owners, from time to time, of said Bonds, or part thereof, as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The terms "Act", "Agreement", "Board", "Company", "County", "Issuer" and "Series 1991 Bonds" have the same meanings given and assigned to such words in the Recitals hereto. The terms "First



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Mortgage", "First Mortgage Bonds", "Loan", "Notes", "Project" and "Series 1996
Bonds" defined in Article I of the Agreement shall have the same meanings in this Indenture. In addition, the following words and phrases shall have the following meanings:

         "Additional Bonds" means the bonds authorized to be issued under
Section 2.10 of this Indenture.

         "Bond Fund" means the trust fund created by Section 5.02 of this Indenture.

         "Bondholder" or "holder" or "owner of the Bonds" means the person or entity in whose name any Bond is registered.

         "Bonds" means the bonds authorized to be issued under Sections 2.02 and
2.10 of this Indenture.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "event of default" means any occurrence or event described in Section 8.01 hereof.

         "First Mortgage Trustee" means the trustee at the time serving as such under the First Mortgage.

         "Government Obligations" means (a) direct obligations of the United States of America for the timely payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a person controlled or supervised by and acting as an instrumentality of the United States of America, the timely payment of the principal of and premium, if any, and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America.

         "Indenture" means this trust indenture and any indenture supplemental hereto.

         "1954 Code" means the Internal Revenue Code of 1954, as amended.

         "outstanding" or "Bonds outstanding" means all Bonds which have been authenticated and delivered by the Trustee under this Indenture, except:

                  (a) Bonds cancelled after purchase or because of payment at or redemption prior to maturity;

                  (b) Bonds for the payment or redemption of which all necessary moneys or Government Obligations shall have been theretofore deposited with the Trustee (whether upon or prior to the maturity or redemption date of any such Bonds); provided that, if such Bonds are to be redeemed prior to the



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         maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Trustee shall have been made therefor, or waiver of such notice satisfactory in form to the Trustee shall have been filed with the Trustee;

                  (c) Bonds in exchange for which, or upon the transfer of which, other Bonds have been authenticated under Section
         2.05 hereof; and

                  (d) Bonds in lieu of which other Bonds have been authenticated under Sections 2.07 and 2.08 hereof.

         "Rebate Agreement" has the meaning set forth in Section 5.09 hereof.

         "Supplemental Indenture" means the Supplemental Indenture dated as of February 1, 1996 between the Company and the First Mortgage Trustee.

         "Trustee" means the trustee serving as such under this Indenture, including any successor Trustee serving or appointed pursuant to Section 9.05 or
9.08 hereof.


                                   ARTICLE II

                                    THE BONDS

         SECTION 2.01. Authorized Amount of Bonds. No Bonds may be issued under the provisions of this Indenture except in accordance with this Article II.

         SECTION 2.02. Issuance of Bonds. There shall be initially issued under and secured by this Indenture Bonds of the Issuer, in the aggregate principal amount of Twenty-One Million Two Hundred Thousand Dollars ($21,200,000) for the purpose of refunding the Series 1991 Bonds related to the refinancing of the acquisition, installation and construction of the Project. Said Bonds shall be designated "Pollution Control Revenue Refunding Bonds, Series 1996 (Gulf Power Company Project)", shall bear interest (calculated on the basis of a year of 360 days and twelve 30-day months) at the rate of ________________ per centum (____%) per annum, which interest shall be payable semi-annually on the 1st days of February and August in each year, commencing August 1, 1996, and shall mature, subject to prior redemption as hereinafter set forth, on the 1st day of February, 2026.

         SECTION 2.03. Form of Bonds. The definitive Bonds are issuable as fully registered Bonds without coupons in denominations of $5,000 or any multiple thereof. The definitive Bonds shall be substantially in the form hereinabove set forth, with such appropriate variations, omissions and insertions as are



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permitted or required by this Indenture and may have endorsed thereon such legends or text as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any usage or requirement of law with respect thereto.

         SECTION 2.04. Details, Execution and Payment. Each Bond of each series shall be dated as of the date of authentication, and shall bear interest from the latest semi-annual interest payment date to which interest has been paid on the Bonds of such series preceding the date of authentication, unless such date of authentication is an interest payment date to which interest is being paid on the Bonds of such series, in which case it shall bear interest from such date of authentication, provided that Bonds of each series authenticated prior to the first interest payment date of such series shall bear interest from a date specified for such series, which date, in the case of the Series 1996 Bonds, shall be February 1, 1996.

         The Bonds shall be executed by the facsimile signature of the Executive Director of the Issuer and by the manual or facsimile signature of its Secretary and the seal of the Issuer or a facsimile thereof shall be affixed thereto or imprinted thereon.

         All authorized facsimile signatures shall have the same force and effect as manual signatures.

         In case any officer whose signature or facsimile signature shall appear on any Bonds shall cease to be such officer before the delivery of such Bonds, such signature or such facsimile signature shall nevertheless be valid and sufficient for all purposes as if such officer had remained in office until such delivery, and also any Bond may be signed by or bear the facsimile signature of such persons as at the actual time of the execution of such Bond shall be the proper officers to sign such Bond although at the date of delivery of such Bond such persons may not have been such officers.

         The principal of and premium, if any, and interest on the Bonds shall be payable in any coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. The principal of and premium, if any, on all Bonds shall be payable at the principal corporate trust office of the Trustee, and payment of the interest on each Bond shall be made by the Trustee on each interest payment date to the person appearing on the registration books of the Issuer hereinafter provided for as the owner thereof, by check or draft mailed to such owner at his address as it appears on such registration books. Payment of the principal of and premium, if any, on all



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Bonds shall be made upon the presentation and surrender of such Bonds as the same shall become due and payable.

         The person in whose name any Bond of any series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date for the Bonds of such series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent there shall be a default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond (or any Bond or Bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on a subsequent record date for such payment established as hereinafter provided. A subsequent record date may be established by the Issuer at the direction of the Company by notice mailed to the holders of the Bonds of the affected series not less than ten days preceding such record date, which record date shall not be less than five nor more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this
Section 2.04 with respect to any regular interest payment date shall mean the fifteenth day of the month next preceding such interest payment date, if such interest payment date shall be the first day of a month, or the first day of the month in which such interest payment date shall fall, if such interest payment date shall be the fifteenth day of a month, or, if such day shall be a legal holiday or a day on which banking institutions in Gulfport, Mississippi are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

         SECTION 2.05. Authentication, Registration, Exchange, Transfer and Ownership of Bonds. Only such of the Bonds as shall have endorsed thereon a certificate of authentication substantially in the form hereinabove set forth, duly executed by the Trustee, shall be entitled to any benefit or security under this Indenture. No Bond shall be valid or obligatory for any purpose unless and until such certificate of authentication shall have been duly executed by the Trustee, and such certificate of the Trustee upon any such Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered under this Indenture. The Trustee's certificate of authentication on any Bond shall be deemed to have been duly executed if signed by an authorized representative of the Trustee, but it shall not be necessary that the same officer sign the certificate of authentication on all of the Bonds that may be issued hereunder at any one time.




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         Bonds, upon surrender thereof at the principal corporate trust office of the Trustee, together with an assignment duly executed by the owner or his attorney or legal representative in such form as shall be satisfactory to the Trustee, may, at the option of the owner thereof, be exchanged for an equal aggregate principal amount of Bonds of the same series and maturity, of any denomination or denominations authorized by this Indenture, and bearing interest at the same rate.

         The Trustee is hereby appointed as bond registrar (the "Bond Registrar") and as such shall keep books for the registration and for the registration of transfer of Bonds as provided in this Indenture.

         The transfer of any Bond may be registered only upon the books kept for the registration and registration of transfer of Bonds upon surrender thereof to the Bond Registrar together with an assignment duly executed by the owner or his attorney or legal representative in such form as shall be satisfactory to the Bond Registrar. Upon any such registration of transfer, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange for such Bond a new Bond or Bonds, registered in the name of the transferee, of any denomination or denominations authorized by this Indenture in an aggregate principal amount equal to the principal amount of such Bond of the same series and maturity and bearing interest at the same rate.

         In all cases in which Bonds shall be exchanged or the transfer of Bonds shall be registered hereunder, the Issuer shall execute and the Trustee shall authenticate and deliver at the earliest practicable time Bonds in accordance with the provisions of this Indenture. All Bonds surrendered in any such exchange or registration of transfer shall forthwith be cancelled by the Trustee. The Issuer or the Trustee may make a charge for every such exchange or registration of transfer of Bonds sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or registration of transfer, and such charge shall be paid before any such new Bonds shall be delivered.

         As to any Bond, the person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment of or on account of the principal of or premium, if any, or interest on any such Bond shall be made only to or upon the order of the owner thereof or his legal representative. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Bond, including the interest thereon, to the extent of the sum or sums so paid. Neither the Issuer, the Trustee, the Company nor the Bond Registrar shall be affected by any notice to the contrary.




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         SECTION 2.06. Delivery of Series 1996 Bonds; Application of Proceeds.
Upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Series 1996 Bonds and deliver them to the purchasers thereof as directed by the Issuer as hereinafter in this Section 2.06 provided.

         Prior to the delivery by the Trustee of any Series 1996 Bonds, there shall be delivered to the Trustee:

                  (a) A copy, certified by the Secretary of the Issuer, of the resolutions adopted by the Board authorizing the execution and delivery of the Agreement, authorizing the acceptance and assignment of a Note, and authorizing the execution and delivery of this Indenture and the issuance of the Series 1996 Bonds.

                  (b)      An executed counterpart of the Agreement.

                  (c) A certificate of the Company stating that the Company has approved the issuance of the Series 1996 Bonds and the price thereof as required by Section 2.2 of the Agreement.

                  (d) A request and authorization to the Trustee on behalf of the Issuer, signed by the Executive Director of the Issuer, to authenticate and deliver the Series 1996 Bonds to the purchasers therein identified upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such request and authorization.

                  (e) A Note duly executed on behalf of the Company and assigned to the Trustee.

                  (f)      An executed counterpart of the Supplemental
         Indenture.

                  (g)      First Mortgage Bonds duly executed and
         authenticated.

                  (h) An opinion of nationally recognized counsel experienced on the subject of municipal bonds and acceptable to the Trustee that the interest on the Series 1996 Bonds is excluded from gross income for federal income tax purposes, except for interest on any Series 1996 Bond for any period during which it is held by a person who is a "substantial user" of the Project or a "related person" as defined in the 1954 Code.

                  (i) A copy of the request filed by the Company with the County for the redemption of the Series 1991 Bonds, and



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



         a certified copy of the resolutions of the County calling the Series 1991 Bonds for redemption.

         Upon the issuance and delivery of the Series 1996 Bonds, the Trustee shall apply the proceeds from the sale of the Series 1996 Bonds as follows:

                  (a) The accrued interest (if any) received from the sale of the Series 1996 Bonds shall be deposited into the Bond Fund; and

                  (b) The balance of such proceeds shall be deposited with the trustee under the Trust Indenture dated as of January __, 1991, pursuant to which the Series 1991 Bonds were issued and secured, and shall be applied solely to the redemption of the Series 1991 Bonds.

         SECTION 2.07. Temporary Bonds. Until definitive Bonds are ready for delivery, there may be executed, and upon request of the Issuer the Trustee shall authenticate and deliver, in lieu of definitive Bonds and subject to the same limitations and conditions, temporary printed, engraved, lithographed or typewritten Bonds, in the form of registered Bonds without coupons in the denomination of $5,000 or any multiple thereof, substantially of the tenor hereinabove set forth and with such appropriate omissions, insertions and variations as may be required.

         Until definitive Bonds are ready for delivery, any temporary Bond may be exchanged at the principal corporate trust office of the Trustee, without charge to the holder thereof, for an equal aggregate principal amount of temporary Bonds of like tenor, of the same series and maturity and bearing interest at the same rate.

         If temporary Bonds shall be issued, the Issuer shall cause the definitive Bonds to be prepared and to be executed and delivered to the Trustee, and the Trustee, upon presentation to it at its principal corporate trust office of any temporary Bond, shall cancel the same and authenticate and deliver in exchange therefor at the principal corporate trust office of the Trustee, without charge to the holder thereof, a definitive Bond or Bonds of an equal aggregate principal amount, of the same series and maturity and bearing interest at the same rate as the temporary Bond surrendered. Until so exchanged the temporary Bonds shall in all respects be entitled to the same benefit and security of this Indenture as the definitive Bonds to be issued and authenticated hereunder.

         SECTION 2.08. Mutilated, Destroyed or Lost Bonds. In case any Bond secured hereby shall become mutilated or be destroyed or lost, the Issuer shall cause to be executed, and the Trustee



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shall authenticate and deliver, a new Bond of like date and tenor in exchange and substitution for and upon the cancellation of such mutilated Bond, or in lieu of and in substitution for such Bond destroyed or lost, upon the holder's paying the reasonable expenses and charges of the Issuer and the Trustee in connection therewith and, in the case of a Bond destroyed or lost, his filing with the Trustee evidence satisfactory to it that such Bond was destroyed or lost, and of his ownership thereof, and furnishing the Issuer and the Trustee indemnity satisfactory to them.

         SECTION 2.09. Destruction of Bonds. All Bonds paid, redeemed or purchased, either at or before maturity, shall be cancelled upon the payment, redemption or purchase of such Bonds and shall be delivered to the Trustee when such payment, redemption or purchase is made. All Bonds cancelled under any of the provisions of this Indenture shall be destroyed, in accordance with applicable law, by the Trustee, which shall execute a certificate in triplicate describing the Bonds so destroyed, and one executed certificate shall be filed with the Issuer and one with the Company and the other executed certificate shall be retained by the Trustee.

         SECTION 2.10. Additional Bonds. Additional Bonds may be issued under and secured by this Indenture at one time or from time to time, in addition to the Series 1996 Bonds and, subject to the conditions hereinafter provided in this Section 2.10, for the purpose of providing funds for refunding any of the Bonds then outstanding of any series, including the payment of any redemption premium thereon, interest to accrue to the selected redemption date, any serial maturities to become due prior to the selected redemption date and any expenses in connection with such refunding (any such Additional Bonds to be identified as "Refunding Bonds"). Before any Additional Bonds shall be issued under the provisions of this Section 2.10, the Board shall adopt a resolution authorizing the issuance of such Additional Bonds, fixing the amount thereof and designating the outstanding Bonds to be refunded with the proceeds of such Additional Bonds. Such Additional Bonds shall be designated, shall be stated to mature on such date or dates and in such year or years, shall bear interest, payable on such dates, at such rate or rates not exceeding the maximum rate then permitted by law, and may be made redeemable at such times and prices (subject to the provisions of Article III of this Indenture), as all may be provided by the resolution authorizing the issuance of such Additional Bonds. Except as to any difference in the date, the maturity or maturities, the rate or rates of interest or the provisions for redemption by sinking fund or otherwise, such Additional Bonds shall be on a parity with and shall be entitled to the same benefit and security of this Indenture as the Series 1996 Bonds.




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         Such Additional Bonds shall be executed substantially in the form and manner hereinabove set forth and shall be deposited with the Trustee for authentication, but before such Additional Bonds shall be authenticated and delivered by the Trustee, there shall be delivered to the Trustee the following:

                  (a) A copy, certified by the Secretary of the Issuer, of the resolution adopted by the Board authorizing the issuance of such Additional Bonds in the amount specified therein, authorizing the acceptance and assignment of a Note, and providing for the application of the proceeds.

                  (b) A certificate stating that the Company has approved the issuance of such Additional Bonds, including the terms, manner of issuance, purchase price and disposition of the proceeds thereof, and the terms and conditions of any supplement to this Indenture entered into in connection with such Additional Bonds.

                  (c) An executed counterpart of any amendment to the Agreement.

                  (d) An opinion of nationally recognized counsel experienced on the subject of municipal bonds and acceptable to the Trustee that the issuance of such Additional Bonds and the application of the proceeds of such Additional Bonds to the purpose or purposes described in the resolution mentioned in clause (a) of this Section 2.10 will not result in the interest on any Bonds theretofore issued under this Indenture and then outstanding or any portion thereof becoming included in gross income for federal income tax purposes, except as to any such Bond held by a "substantial user" of the Project or a "related person" within the meaning of the 1954 Code, and that the interest on such Additional Bonds will be so excluded from gross income for federal income tax purposes.

                  (e) A Note duly executed on behalf of the Company and assigned to the Trustee.

                  (f) First Mortgage Bonds duly executed and authenticated in accordance with Section 3.4 of the Agreement; provided, however, that if such Additional Bonds are issued for the purpose of refunding all of the Bonds then outstanding, the Company may elect not to deliver First Mortgage Bonds.

                  (g) If First Mortgage Bonds are to be delivered, an executed counterpart of a Supplemental Indenture to the First Mortgage providing for the issuance of such First Mortgage Bonds.




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



                  (h) A copy of the request filed by the Company with the Issuer for the refunding of outstanding Bonds, and a certified copy of the resolution of the Board with respect to such refunding.


                                   ARTICLE III

                       REDEMPTION OF BONDS BEFORE MATURITY

         SECTION 3.01. Redemption Dates and Prices. The Series 1996 Bonds are non-callable for redemption except as provided in this
Section 3.01.

         The Bonds are subject to special redemption by the Issuer, upon request of the Company under Section 4.9 of the Agreement, pursuant to the special redemption provisions of Section 3.06 hereof at the times specified in the notice given by the Issuer as provided in Section 3.06 hereof at the principal amount thereof plus accrued interest to the redemption date but without premium.

         The Series 1996 Bonds are subject to redemption by the Issuer prior to maturity on or after February 1, 2001, in whole or in part at any time, as requested by the Company pursuant to Section 4.9 of the Agreement, at the redemption prices (expressed as percentages of principal amount) set forth in the table below plus accrued interest to the redemption date:

           Redemption Period                 Redemption
         (all dates inclusive)                 Price

February 1, 2001 through January 31, 2002. .    102%
February 1, 2002 through January 31, 2003. .    101
February 1, 2003 and thereafter. . . . . . .    100

         If less than all of the Bonds of a series shall be called for redemption, the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee by lot or in such other random manner as the Trustee in its discretion may determine.

         SECTION 3.02. Notice of Redemption. At least thirty (30) days before the redemption date of any Bonds, either in whole or in part, the Trustee shall cause a notice of any such redemption to be mailed, postage prepaid, to all owners of Bonds to be redeemed in whole or in part at their addresses as they appear on the registration books hereinabove provided for. Each such notice shall set forth the date fixed for redemption, the redemption price to be paid and, if less than all of the Bonds then outstanding shall be called for redemption, the distinctive numbers and letters, if any, of such Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the portion of the



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principal amount thereof to be redeemed. In case any Bond is to be redeemed in part only, the notice of redemption which relates to such Bond shall state also that on or after the redemption date, upon surrender of such Bond, a new Bond in principal amount equal to the unredeemed portion of such Bond will be issued.

         Upon the mailing by the Trustee of a redemption notice in accordance with this Section 3.02 for the purpose of redeeming Series 1996 Bonds, the Trustee shall deliver a written demand to the First Mortgage Trustee in accordance with the penultimate or last paragraph, as the case may be, of
Section 2 of the Supplemental Indenture.

         SECTION 3.03. Effect of Call for Redemption. On the date so designated for redemption, notice having been given in the manner and under the conditions hereinabove provided, the Bonds or portions of Bonds so called for redemption shall become and be due and payable at the redemption price provided for redemption for such Bonds or portions of Bonds on such date, and moneys for payment of the redemption price and accrued interest to the redemption date being held by the Trustee in a separate account in the Bond Fund in trust for the holders of the Bonds or portions thereof to be redeemed, all as provided in this Indenture, interest on the Bonds or portions of Bonds so called for redemption shall cease to accrue, such Bonds or portions of Bonds shall cease to be entitled to any benefit or security under this Indenture, and the holder of such Bonds or portions of Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof and accrued interest to the redemption date.

         SECTION 3.04. Partial Redemption. In case part but not all of an outstanding Bond shall be selected for redemption, the owner thereof or his attorney or legal representative shall present and surrender such Bond to the Trustee for payment of the principal amount thereof so called for redemption, and the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the order of such owner or his attorney or legal representative, without charge therefor, for the unredeemed portion of the principal amount of the Bond so surrendered, a Bond of the same series and maturity and bearing interest at the same rate.

         SECTION 3.05. Funds in Trust; Unclaimed Funds. All moneys which the Trustee shall have withdrawn from the Bond Fund or shall have received from any other source and set aside, or deposited with the paying agents, for the purpose of paying any of the Bonds hereby secured, either at the maturity thereof or upon call for redemption, shall be held in trust for the respective holders of such Bonds. But any moneys which shall be so set aside or deposited by the Trustee and which shall remain unclaimed by the holders of such Bonds for a period of five (5) years after the date on which such Bonds shall have become due and payable shall upon request in writing be paid to the Company or to such officer, board or body as may then be entitled by law to receive the same, and thereafter the holders of such Bonds shall look only to the Company or to such officer, board or body, as the case may be, for payment and then only to the extent of the amount so received without any interest thereon, and the Trustee, the Issuer and the paying agents shall have no responsibility with respect to such moneys.

         SECTION 3.06. Special Redemption. The Bonds are subject to redemption in whole at any time and without premium upon receipt by the Trustee and the Issuer of a written notice from the Company stating the Company has determined that:

                  (i) any federal, state or local body exercising governmental or judicial authority has taken any action which results in the imposition of unreasonable burdens or excessive liabilities with respect to the Project, or Plant Daniel served by the Project, rendering impracticable or uneconomical the operation by the Company of either the Project or such generating facility, including, without limitation, the condemnation or taking by eminent domain of all or substantially all of the Project or such generating facility; or

                  (ii) changes in the economic availability of raw materials, operating supplies or facilities or technological or other changes have made the continued operation of such generating facility as an efficient generating facility uneconomical; or

                  (iii) the Project or such generating facility has been damaged or destroyed to such an extent that it is not practicable or desirable to rebuild, repair or restore the Project or such generating facility.

         If the Issuer shall have received such notice by the Company, the Issuer, upon request of the Company, shall give written notice to the Trustee directing the Trustee to take all action necessary to redeem the outstanding Bonds in whole and on a date specified in such notice, which date shall be not less than forty-five (45) nor more than ninety (90) days from the date the notice is received by the Trustee.

         SECTION 3.07. Surrender of First Mortgage Bonds. When any Bonds shall be cancelled by the Trustee or shall otherwise cease to be secured by the lien of this Indenture as provided in Section 7.01 hereof, the Trustee shall surrender to the Company First Mortgage Bonds of the series pledged hereunder in connection with the initial delivery by the Trustee of, and of the same maturity as, such Bonds in a principal amount equal to, but not exceeding, the principal amount of such Bonds. For the purposes of this
Section 3.07, delivery to or acquisition by the Trustee of Bonds for cancellation (other than in connection with a permitted exchange or registration of transfer of ownership) shall be deemed to constitute receipt by the Trustee of moneys sufficient to pay, purchase or redeem the Bonds so delivered.

         SECTION 3.08. Satisfaction of First Mortgage Bonds. The Issuer and the Trustee agree that the obligations of the Company to make payment with respect to the principal of and premium, if any, and interest on the First Mortgage Bonds pledged hereunder in connection with the initial delivery of the Series 1996 Bonds shall be satisfied and discharged to the extent and as provided in the first paragraph of Section 2 of the Supplemental Indenture. The Trustee shall give the notice provided for in such Section within ten (10) days after a payment of principal of or premium, if any, or interest on the Series 1996 Bonds shall not have been made when due and there are not sufficient available funds in the Bond Fund to make such payment.


                                   ARTICLE IV

                                GENERAL COVENANTS

         SECTION 4.01. Payment of Principal and Premium, If Any, and Interest. The Issuer covenants that it will promptly pay the principal of and premium, if any, and interest on every Bond issued under this Indenture at the place, on the dates and in the manner provided herein and in said Bonds according to the true intent and meaning thereof, but only from the revenues and receipts specifically pledged herein for such purposes.

         SECTION 4.02. Performance of Covenants; Issuer. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder and in all of its proceedings pertaining hereto. The Issuer covenants that it is duly authorized under the Constitution and laws of the State of Mississippi, including particularly and without limitation the Act, to issue the Series 1996 Bonds authorized hereby and to execute this Indenture, to accept, assign and pledge the Notes and the Agreement and the amounts payable under the Notes and the First Mortgage Bonds, and to pledge the amounts hereby pledged in the manner and to the extent herein set forth; that all action on its part necessary for the issuance of the Series 1996 Bonds and the execution and delivery of this Indenture and the Agreement has been duly and effectively taken; and that the Series 1996 Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the Issuer according to the terms thereof and hereof.

         SECTION 4.03. Instruments of Further Assurance. The Issuer covenants that, at the direction and expense of the Company, it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such indentures supplemental hereto and such further acts, instruments and transfers as the Trustee may reasonably require for the better pledging and assigning unto the Trustee all and singular the rights to payments under the Notes, the Agreement and the First Mortgage Bonds and any other income and other moneys pledged hereby to the payment of the principal of and premium, if any, and interest on the Bonds. The Issuer further covenants that it will not create or suffer to be created any lien, encumbrance or charge upon its interest in the Project or any part thereof, the Notes, the Agreement or the First Mortgage Bonds, if any, except the lien of this Indenture.

         SECTION 4.04. Recordation. The Issuer covenants that, at the direction and expense of the Company, it will cause all instruments as may be necessary to perfect and preserve the security interest created by this Indenture to be recorded or filed in such manner and in such places as may be required by law.

         SECTION 4.05. Inspection of Project Books. The Issuer covenants and agrees that all books and documents in its possession relating to the Project shall at all times be open to inspection by the Trustee and its duly authorized agents.

         SECTION 4.06. Rights Under Agreement. The Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Issuer and the Company, and reference is hereby made to the same for a detailed statement of said covenants and obligations of the Company thereunder; and the Issuer agrees that the Trustee in its own name or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Company under and pursuant to the Agreement for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder.

         SECTION 4.07. Designation of Additional Paying Agents. The Issuer shall cause, at the direction of the Company, the necessary arrangements to be made through the Trustee and to be thereafter continued for the designation of additional paying agents and for providing for the payment of such of the Bonds as shall be presented when due at the principal corporate trust office of the Trustee, or its successor in trust hereunder, or at the principal office of said additional paying agents. All such funds held by said additional paying agents shall be held by each of them in trust and shall constitute a part of the trust estate and shall be subject to the security interest created hereby.

         SECTION 4.08. Existence of Issuer. The Issuer covenants that it will at all times maintain its corporate existence and will duly procure any necessary renewals and extensions thereof; will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it; and will comply with all valid acts, rules, regulations and orders of any legislative, executive, judicial or administrative body applicable to the Project and the matters herein provided for.


                                    ARTICLE V

                               REVENUES AND FUNDS

         SECTION 5.01. Source of Payment of Bonds. The Bonds authenticated and delivered hereunder are the obligations of the Issuer and the Issuer shall make payments hereunder in respect of the principal of and premium, if any, and interest on such Bonds. Such Bonds are not general obligations of the Issuer or the State of Mississippi or any county, municipality or political subdivision thereof, but are limited obligations payable solely from revenues and proceeds derived from the Notes, the Agreement and the First Mortgage Bonds and as provided herein.

         SECTION 5.02. Creation of Bond Fund. There is hereby created and established with the Trustee a trust fund to be designated "Mississippi Business Finance Corporation Pollution Control Revenue Refunding Bonds, Series 1996 (Gulf Power Company Project) Bond Fund". Moneys deposited therein shall be used to pay the principal of and premium, if any, and interest on the Bonds as provided in this Indenture.

         SECTION 5.03. Payments into the Bond Fund. There shall be deposited into the Bond Fund that portion of the proceeds from the sale of the Series 1996 Bonds consisting of accrued interest on the Series 1996 Bonds up to the date of their delivery. In addition, there shall be deposited into the Bond Fund, as and when received, (i) all repayments of the Loan and interest thereon made pursuant to the Notes and the Agreement; (ii) all other moneys received by the Trustee under and pursuant to any of the provisions of the Agreement which are required, or which are accompanied by directions from the Company that such moneys are, to be paid into the Bond Fund; and (iii) all payments, if any, made to the Trustee as holder of First Mortgage Bonds. The Issuer hereby covenants and agrees that, so long as any of the Bonds are outstanding, it will deposit, or cause to be paid to the Trustee for deposit in the Bond Fund for its account, sufficient sums from revenues derived pursuant to the Notes promptly to meet and pay the principal of and premium, if any, and interest on the Bonds as the same become due and payable; provided, however, that nothing herein shall be construed as requiring the Issuer to use any funds or revenues from any source other than revenues derived pursuant to the Notes, the Agreement or the First Mortgage Bonds. The Trustee is authorized to receive at any time payments or prepayments from the Company pursuant to the Notes and the Agreement for deposit in the Bond Fund.

         SECTION 5.04. Use of Moneys in the Bond Fund. All interest accruing on the Series 1996 Bonds up to the date of their delivery will be paid from the amounts deposited in the Bond Fund pursuant to the first sentence of Section
5.03 hereof. Except as provided in this Indenture, moneys in the Bond Fund shall be used solely for the payment of the principal of and premium, if any, and interest on the Bonds. Upon receipt of a written notice from the Company pursuant to Section 4.9 of the Agreement and, in the case of a directed purchase of Bonds, upon the deposit of cash or Government Obligations in the Bond Fund sufficient, together with other amounts available therefor in the Bond Fund, to make the directed purchase of Bonds, the Issuer and the Trustee covenant and agree to take and cause to be taken the necessary steps to redeem or purchase such principal amount of Bonds as specified by the Company in such written notice; provided, however, that any available moneys in the Bond Fund may be used on direction of the Company to redeem a part of the Bonds outstanding and then redeemable or to purchase Bonds for cancellation so long as the Company is not in default with respect to any payments required pursuant to the Notes and the Agreement and to the extent said moneys are in excess of the amount required for payment of the Bonds theretofore matured or called for redemption and interest accrued and payable in respect of outstanding Bonds.

         SECTION 5.05. Custody of the Bond Fund. The Bond Fund shall be in the custody of the Trustee but in the name of the Issuer, and the Issuer hereby authorizes and directs the Trustee to withdraw sufficient funds from the Bond Fund to pay the principal of and premium, if any, and interest on the Bonds as the same become due and payable and to make said funds so withdrawn available to the paying agents hereunder at their principal office, for the purpose of paying said principal and premium, if any, and interest, which authorization and direction the Trustee hereby accepts.

         SECTION 5.06. Non-presentment of Bonds. In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof, if funds sufficient to pay such Bond shall have been deposited in the Bond Fund or otherwise made available to the Trustee through deposit therein as provided in Section 5.03, all liability of the Issuer to the holder thereof for the payment of such Bond shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to hold such funds within a separate account in the Bond Fund, subject to the provisions of Section 3.05 hereof, without liability for interest thereon, for the benefit of the holder of such Bond, which shall thereafter (subject to the provisions of Section 3.05 hereof) be restricted exclusively to such funds for any claim of whatever nature on his part under this Indenture or on, or with respect to, said Bond.

         SECTION 5.07. Moneys to Be Held in Trust. All moneys required to be deposited with or paid to the Trustee for the account of the Bond Fund under any provision of this Indenture shall be held by the Trustee in trust, and except for moneys deposited with or paid to the Trustee for the redemption of Bonds or the payment of Bonds including Bonds which are deemed to be paid within the meaning of Section 7.01 hereof, shall, while held by the Trustee, constitute part of the trust estate and be subject to the security interest created hereby.

         SECTION 5.08. Repayment to the Company from the Bond Fund. Any amounts remaining in the Bond Fund (other than moneys, if any, set aside as provided in Sections 3.03, 3.05, 5.06 and 7.01 hereof), after payment in full of the Bonds (or provision for payment thereof having been made in accordance with this Indenture), the fees and expenses of the Trustee and any additional paying agent and all other amounts required to be paid hereunder and under the Rebate Agreement, shall be repaid to the Company as provided in Section 6.5 of the Agreement.

         SECTION 5.09. Transfers to Rebate Fund. Anything contained in this Indenture to the contrary notwithstanding (a) the "Rebate Fund" established under the Arbitrage Rebate Agreement by and among the Issuer, the Trustee and the Company dated as of February 1, 1996 and related to the Bonds (the "Rebate Agreement") shall not be considered part of the "trust estate" created or pledged by this Indenture and (b) the Trustee shall be permitted to transfer money on deposit in the Bond Fund to the Rebate Fund established under the Rebate Agreement to satisfy the provisions of the Rebate Agreement.


                                   ARTICLE VI

                                   INVESTMENTS

         SECTION 6.01. Investment of Bond Fund Moneys. Any moneys held in the Bond Fund shall be invested and reinvested by the Trustee, at the request of, and as directed by, the Company in Government Obligations or other obligations or securities then permitted by law. Such investments may be made through the investment department of the Trustee. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times to be a part of the Bond Fund and the interest accruing thereon and any profit realized from such investments shall be credited to the Bond Fund and any loss resulting from such investments shall be charged to the Bond Fund. The Trustee, upon direction of the Company, shall sell and reduce to cash a sufficient amount of such investments whenever the cash balance in the Bond Fund is insufficient to pay the principal of or premium, if any, or interest on the Bonds when due.

         SECTION 6.02. Tax Covenants. The Issuer and the Company will not directly or indirectly use or permit the use of any proceeds of the Bonds or any other funds of the Issuer or the Company, or take or omit to take any action that would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148(a) of the Code or result in the loss of the exclusion from gross income for federal income tax purposes of the interest paid on the Bonds to the extent afforded under Section 103 of the 1954 Code. To that end, the Issuer and the Company will comply with all requirements of the Code and the 1954 Code to the extent applicable to the Bonds. In the event that at any time the Issuer or the Company is of the opinion that for purposes of this Section 6.02 it is necessary to restrict or limit the yield on the investment of any moneys held by the Trustee under this Indenture, the Issuer or the Company shall so instruct the Trustee in writing, and the Trustee shall take such action as may be necessary in accordance with such instructions.

         The Company covenants to comply with the provisions of the Rebate Agreement as the Rebate Agreement may be amended or supplemented in accordance with its terms, and in compliance therewith, the Issuer hereby agrees to establish with the Trustee a Rebate Fund under the Rebate Agreement, which shall not be a trust fund under this Indenture, and the terms of and provisions governing which shall be set forth in the Rebate Agreement; provided that said compliance shall not be required if the Issuer or the Company delivers to the Trustee an opinion of nationally recognized bond counsel to the effect that compliance is not required to preserve the exclusion from gross income for federal income tax purposes of interest paid on the Bonds. In the event of any conflict between the provisions of the Rebate Agreement and the provisions of this Indenture, the provisions of the Rebate Agreement shall govern. This covenant shall survive payment in full or defeasance of the Bonds.

         The obligations imposed upon the Company by this Section have been acknowledged and accepted by the Company in Section 4.10 of the Agreement.

                                   ARTICLE VII

                                 RELEASE OF LIEN

         SECTION 7.01. Release of Lien. If, when any of the Bonds shall have become due and payable in accordance with their terms or otherwise as provided in this Indenture or shall have been duly called for redemption or irrevocable instructions to call such Bonds for redemption shall have been given by the Issuer to the Trustee, the whole amount of the principal and the interest and the premium, if any, so due and payable upon such Bonds shall be paid or sufficient cash or Government Obligations non-callable by the issuer thereof, the principal of and the interest on which when due will provide, without investment or reinvestment, sufficient cash, shall be held by the Trustee or the paying agents for such purpose under the provisions of this Indenture, then and in that case such Bonds shall cease to be secured by the lien of this Indenture, and the Trustee in such case, on demand of the Issuer or the Company, shall release the lien of this Indenture with respect to such Bonds and shall execute such documents to evidence such release as may be reasonably required by the Issuer or the Company; provided, however, that in the event Government Obligations shall be deposited with and held by the Trustee or the paying agents as hereinabove provided, then in addition to the requirements set forth in
Article III of this Indenture, the Trustee shall within thirty (30) days after such Government Obligations shall have been deposited with it cause a notice signed by it to be published once in a daily newspaper or financial journal having a general circulation in the financial community in the Borough of Manhattan, City and State of New York, setting forth (a) the date designated for the redemption of such Bonds, (b) a description of the Government Obligations so held by it and (c) that the lien of this Indenture with respect to such Bonds has been released in accordance with the provisions of this Section.

         All moneys and obligations held by the Trustee or the paying agents pursuant to this Section shall be held in trust and applied to the payment, when due, of the principal of, premium, if any, and interest on such Bonds.

         Notwithstanding the satisfaction and discharge of this Indenture, the rights of the Trustee under Section 9.02 hereof, the obligations of the Trustee under Sections 5.04, 5.06 and 5.07 hereof and the obligations of the Company under Section 6.02 hereof, shall survive, anything in this Indenture to the contrary notwithstanding.

                                  ARTICLE VIII

                   DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE
                                 AND BONDHOLDERS

         SECTION 8.01. Events of Default. If any of the following events occur, it is hereby defined and declared to be and to constitute an "event of default":

         (a) default in the payment when due of any interest on any Bond; or

         (b) default in the payment when due of the principal of, or premium, if any, on any Bond, whether at the stated maturity thereof, or upon proceedings for redemption thereof, or upon the maturity thereof by acceleration; or

         (c) default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer in this Indenture or in the Bonds, and continuance thereof for the period after notice specified in Section 8.13 hereof; or

         (d)      the occurrence of an "Event of Default" under Section
5.1 of the Agreement; or

         (e) the bonds outstanding under the First Mortgage shall have been declared due and payable prior to their stated maturities, and such acceleration shall not have been rescinded.

         SECTION 8.02. Acceleration. Upon the occurrence of an event of default the Trustee may, and upon the written request of the holders of not less than 25% in aggregate principal amount of Bonds then outstanding shall, by notice in writing delivered to the Issuer and the Company, declare the principal of all Bonds then outstanding and the interest accrued thereon immediately due and payable; and such principal and interest shall thereupon become and be immediately due and payable. Upon such acceleration, the Trustee shall make written demand to the First Mortgage Trustee for redemption of the First Mortgage Bonds.

         If, after the principal of the Bonds has been so declared to be due and payable, all arrears of interest and interest on overdue installments of interest (if lawful) at the rate per annum borne by the Bonds and the principal and premium, if any, on all Bonds then outstanding which shall have become due and payable otherwise than by acceleration and all other sums payable under this Indenture or upon the Bonds, except the principal of, and interest on, the Bonds which by such declaration shall have become due and payable, are paid by the Issuer, and the Issuer also performs all other things in respect of which it may have been in default hereunder and pays the reasonable charges of the Trustee, the Bondholders and any trustee appointed under law, including the Trustee's reasonable attorneys' fees, then, and in every such case, the Trustee shall annul such declaration and its consequences, and such annulment shall be binding upon all holders of Bonds issued hereunder; but no such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon. The Trustee shall forward a copy of any such annulment notice pursuant to this paragraph to the Issuer and the Company. Immediately upon such annulment, the Trustee shall cancel, by notice to the First Mortgage Trustee, any demand made by the Trustee pursuant to this Article VIII.

         SECTION 8.03. Other Remedies. If any event of default occurs and is continuing, except as otherwise provided in Section 8.12 hereof, the Trustee, before or after declaring the principal of the Bonds immediately due and payable, may enforce each and every right granted to it as the holder of First Mortgage Bonds and under the Notes and the Agreement and any supplements or amendments thereto for the benefit of the Bondholders. In exercising such rights and the rights given the Trustee under this Article VIII, the Trustee shall take such action as, in the judgment of the Trustee applying the standards described in Section 9.01(a) hereof, would best serve the interests of the Bondholders.

         SECTION 8.04. Legal Proceedings by Trustee. If any event of default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the holders of not less than 25% in aggregate principal amount of all Bonds then outstanding and receipt of indemnity to its satisfaction shall, in its own name:

                  (a) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Bondholders;

                  (b)      bring suit upon the Bonds; or

                  (c) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Bondholders.

         No remedy conferred upon or reserved to the Trustee or to the Bondholders by the terms of this Indenture is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Bondholders hereunder or now or hereafter existing at law or in equity or by statute.

         No delay or omission to exercise any right or power accruing upon any default or event of default shall impair any such right or power or shall be construed to be a waiver of any such default or event of default or acquiescence therein; and every such right and power may be exercised from time to time as often as may be deemed expedient.

         No waiver of any default or event of default hereunder, whether by the Trustee or by the Bondholders, shall extend to or shall affect any subsequent default or event of default or shall impair any rights or remedies consequent thereon.

         SECTION 8.05. Right of Bondholders to Direct Proceedings. Anything in this Indenture to the contrary notwithstanding, the holders of a majority in aggregate principal amount of Bonds then outstanding shall have the right, upon providing the Trustee indemnity to its satisfaction, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for the appointment of a receiver or any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law or of this Indenture.

         SECTION 8.06. Appointment of Receivers. Upon the occurrence of an event of default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders under this Indenture, the Trustee shall, to the extent permitted by law, be entitled as a matter of right to the appointment of a receiver or receivers of the trust estate with such powers as the court making such appointment shall confer.

         SECTION 8.07. Waiver. Upon the occurrence of an event of default, to the extent that such rights may then lawfully be waived, neither the Issuer, nor the State of Mississippi, nor any political subdivision thereof, nor anyone claiming through or under any of them, shall set up, claim, or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture, and the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws.

         SECTION 8.08. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article VIII shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Bond Fund and all moneys (except moneys held in separate accounts by the Trustee pursuant to Sections 3.03, 3.05 and 5.06 hereof) in the Bond Fund shall be applied as follows:

         (a) Unless the principal of all the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

                  FIRST: To the payment of all amounts owed the United States of America under the Rebate Agreement;

                  SECOND: To the payment to the persons entitled thereto of all installments of interest then due on the Bonds, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the persons entitled thereto, without any discrimination or privilege; and

                  THIRD: To the payment to the persons entitled thereto of the unpaid principal of and premium, if any, on any of the Bonds which shall have become due (other than Bonds matured or called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), in the order of their due dates, with interest on such Bonds from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege.

         (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of all amounts owed the United States of America under the Rebate Agreement and then to the payment of the principal and interest then due upon the Bonds, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

         (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article VIII then, subject to the provisions of subsection (b) of this Section 8.08 in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of subsection (a) of this Section 8.08.

         Whenever moneys are to be applied pursuant to the provisions of this
Section 8.08, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an interest payment date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

         Whenever all principal of and premium, if any, and interest on all Bonds have been paid under the provisions of this Section 8.08 and all expenses and charges of the Trustee and any paying agents have been paid and all amounts owed the United States of America under the Rebate Agreement have been paid, any balance remaining in the Bond Fund shall be paid to the Company as provided in
Section 5.08 hereof.

         SECTION 8.09. Remedies Vested in Trustee. All rights of action (including the right to file proof of claims) under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or proceedings relating thereto; and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the Bonds; and any recovery of judgment shall be for the equal and ratable benefit of the holders of the outstanding Bonds.

         SECTION 8.10. Rights and Remedies of Bondholders. No holder of any Bond shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless (i) a default has occurred of which the Trustee has been notified as provided in Section 9.01(h) hereof, or of which by said subsection it is deemed to have notice, (ii) such default shall have become an event of default and the holders of 25% in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, (iii) they have offered to the Trustee indemnity as provided in Section 9.01(l) hereof, and (iv) the Trustee shall thereafter fail or refuse to exercise the powers hereinbefore granted, or to institute such action, suit or proceeding in its own name; and such notification, request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Indenture, and to any action or cause of action for the enforcement of this Indenture, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the holders of all Bonds then outstanding. Nothing in this Indenture contained shall, however, affect or impair the right of any Bondholder to enforce the payment of the principal of and premium, if any, and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to pay the principal of and premium, if any, and interest on each of the Bonds issued hereunder to the respective holders thereof at the time and place, from the source and in the manner in the Bonds expressed.

         SECTION 8.11. Termination of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, or otherwise, and such proceedings shall have been continued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Issuer and the Trustee shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

         SECTION 8.12. Waivers of Events of Default. The Trustee may in its discretion waive any event of default hereunder and its consequences and rescind any declaration of maturity of principal, and shall do so upon the written request of the holders of (a) not less than two-thirds in aggregate principal amount of Bonds then outstanding in respect of which default in the payment of principal and/or interest exists, or (b) more than 50% in aggregate principal amount of all Bonds then outstanding in the case of any other default; provided, however, that there shall not be waived (i) any event of default in the payment of the principal of any outstanding Bonds when due or (ii) any default in the payment when due of the interest on any such Bonds unless prior to such waiver or rescission, all arrears of interest, with interest (to the extent permitted by law) at the rate borne by the Bonds in respect of which such default shall have occurred on overdue installments of interest or all arrears of payments of principal when due, as the case may be, and all expenses of the Trustee in connection with such default shall have been paid or provided for, and in case of any such waiver or rescission, or in the case any proceeding taken by the Trustee on account of any such default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder respectively, but no such waiver or rescission shall extend to any subsequent or other default, or impair any right consequent thereon.

         SECTION 8.13. Notice of Default under Section 8.01(c); Opportunity of Issuer and the Company to Cure Such Default. Anything herein to the contrary notwithstanding, no default under Section 8.01(c) hereof shall constitute an event of default until actual notice of such default by registered or certified mail shall be given to the Issuer and the Company by the Trustee or by the holder or holders of not less than 25% in aggregate principal amount of all Bonds outstanding and the Issuer and the Company shall have had sixty days after receipt of such notice to correct said default or cause said default to be corrected within the applicable period; provided, however, if said default is such that it cannot be corrected within the applicable period, it shall not constitute an event of default if corrective action is instituted by the Issuer or the Company within the applicable period and diligently pursued until the default is corrected.

         With regard to any alleged default concerning which notice is given to the Issuer and the Company under the provisions of this Section 8.13, the Issuer hereby grants the Company full authority for the account of the Issuer to perform any covenant or obligation alleged in said notice to constitute a default, in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution.

         In the event that the Trustee fails to receive any amount when due under the Notes and the Agreement, the Trustee shall immediately give written notice to the Company specifying such failure.

                                   ARTICLE IX

                                   THE TRUSTEE

         SECTION 9.01. Acceptance of the Trusts. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions:

                  (a) The Trustee, prior to the occurrence of any event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an event of default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent corporate trustee would exercise or use under the circumstances in the enforcement of a corporate indenture.

                  (b) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standard specified above, and shall be entitled to advice of counsel concerning all matters relating to the trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Issuer or the Company), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or inaction in good faith in reliance upon such opinion or advice.

                  (c) The Trustee shall not be responsible for any recital herein, or in the Bonds (except in respect to the certificate of the Trustee endorsed on the Bonds), or for the recording or re-recording, filing or re-filing of this Indenture, or any other instrument required by this Indenture to secure the Bonds, or for insuring the Project or collecting any insurance moneys, or for the validity of the execution by the Issuer of this Indenture or of any supplements hereto or instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby.

                  (d) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the owner of Bonds secured hereby with the same rights which it would have if not the Trustee. To the extent permitted by law, the Trustee may also receive tenders and purchase in good faith Bonds from itself, including any department, affiliate or subsidiary, with like effect as if it were not the Trustee.

                  (e) The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the

         Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Bond, shall be conclusive and binding upon all future owners of the same Bond and upon owners of Bonds issued in exchange therefor or in place thereof.

                  (f) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed by the Issuer or the Company as sufficient evidence of the facts therein contained; and prior to the occurrence of an event of default of which the Trustee has been notified as provided in subsection (h) of this
         Section 9.01, or of which by said subsection it is deemed to have notice, the Trustee shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a certificate of the Secretary of the Issuer under the Issuer's seal to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted, and is in full force and effect.

                  (g) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and it shall not be answerable for other than its negligence or willful default.

                  (h) The Trustee shall not be required to take notice or be deemed to have notice of any event of default hereunder except failure by the Issuer to cause to be made any of the payments to the Trustee required to be made by Article IV hereof or the existence of an event of default described in Section 8.01(c) hereof, unless the Trustee shall be specifically notified in writing of such event of default by the Issuer or by the holders of at least 25% in aggregate principal amount of Bonds then outstanding; and all notices or other instruments required by this Indenture to be delivered to the Trustee must, in order to be effective, be delivered at the principal corporate trust office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no event of default except as aforesaid.

                  (i) At any and all reasonable times the Trustee and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right fully to inspect any and all parts of the Project, including all books, papers and records of the Issuer pertaining to the Project and the Bonds and to take such memoranda from and in regard thereto as may be desired.

                  (j) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

                  (k) Notwithstanding anything elsewhere in this Indenture contained, the Trustee shall have the right, but shall not be required, to demand, in respect of the authentication of any Bonds, the withdrawal of any cash, or any action whatsoever within the purview of this Indenture, any showings, certificates, opinions, appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee, which the Trustee in its discretion may deem desirable for the purpose of establishing the right of the Issuer to the authentication of any Bonds, the withdrawal of any cash, or the taking of any other action by the Trustee.

                  (1) Before taking any action referred to in Section 8.02, 8.03, 8.04, 8.10, 8.12 or 9.04 hereunder, the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default by reason of any action so taken.

                  (m) All moneys received by the Trustee or any paying agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were received but need not be segregated from other funds except to the extent required herein or by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received hereunder except such as may be mutually agreed upon.

         SECTION 9.02. Fees, Charges and Expenses of Trustee. The Trustee shall be entitled to payment and reimbursement for reasonable fees for its services rendered hereunder and all advances, counsel fees and other expenses reasonably and necessarily made or incurred by the Trustee in connection with such services. Upon an event of default, but only upon an event of default, the Trustee shall have a first lien, with right of payment prior to payment on account of principal of and premium, if any, and interest on any Bond, upon the trust estate for the foregoing fees, charges and expenses incurred by it.

         SECTION 9.03. Notice to Bondholders if an Event of Default Occurs. If an event of default occurs of which the Trustee is by

Section 9.01(h) hereof required to take notice or if notice of an event of default is given as in Section 9.01(h) provided, then the Trustee shall promptly give written notice thereof by registered or certified mail to each owner of Bonds then outstanding.

         SECTION 9.04. Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the owners of the Bonds, the Trustee may intervene on behalf of the Bondholders and shall do so if requested in writing by the owners of at least 25% of the aggregate principal amount of Bonds then outstanding. The rights and obligations of the Trustee under this Section 9.04 are subject to the approval of a court of competent jurisdiction.

         SECTION 9.05. Successor Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all of the title to the trust estate and all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 9.06. Resignation by Trustee. The Trustee and any successor Trustee may at any time resign from the trusts hereby created by giving thirty days' written notice to the Issuer and the Company, served personally or sent by registered or certified mail, and to each owner of Bonds then outstanding, sent by registered or certified mail, and such resignation shall take effect at the end of such thirty days if a successor Trustee has been appointed at such time pursuant to Section 9.08 hereof, or upon the later appointment of a successor Trustee pursuant to Section 9.08 hereof.

         SECTION 9.07. Removal of Trustee. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered (a) to the Trustee and to the Issuer and the Company, and signed by the owners of a majority in aggregate principal amount of Bonds then outstanding, or (b) to the Trustee and the owners of all Bonds then outstanding, and signed by the Issuer and the Company.

         SECTION 9.08. Appointment of Successor Trustee.  In case the
Trustee hereunder shall resign or be removed, or be dissolved, or shall be in course of dissolution or liquidation, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor shall be appointed by the Issuer at the direction of the Company. The Issuer shall cause notice of such appointment to be given in the same manner as the giving of notices of redemption as set forth in Section 3.02 hereof. If the Issuer fails to make such appointment promptly, a successor may be appointed by the owners of a majority in aggregate principal amount of Bonds then outstanding. Every such successor Trustee appointed pursuant to the provisions of this Section 9.08 shall be a trust company or bank in good standing having a reported capital, surplus and undivided profits of not less than $25,000,000, if there be such an institution willing, qualified and able to accept the trusts upon reasonable and customary terms.

         SECTION 9.09. Concerning Any Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all of the estates, properties, rights, powers, trusts, duties and obligations of its predecessor; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estate, rights, powers and duties hereby vested or intended to be vested in the predecessor, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article IX, shall be filed and/or recorded by the successor Trustee in each recording office where the Indenture shall have been filed and/or recorded and the successor Trustee shall bear the cost thereof.

         SECTION 9.10. Successor Trustee as Bond Registrar, Custodian of Bond Fund and Paying Agent. In the event of a change of Trustee, the Trustee which has resigned or been removed shall cease to be Bond Registrar, custodian of the Bond Fund and a paying agent for principal of and premium, if any, and interest on the Bonds, and the successor Trustee shall become such Bond Registrar, custodian of the Bond Fund and a paying agent.

         SECTION 9.11. Trustee and Issuer Required to Accept Directions and Actions of Company. Whenever, after a reasonable request by the Company, the Issuer shall fail, refuse or neglect to give any direction to the Trustee or to require the Trustee to take any action which the Issuer is required to have the Trustee take pursuant to the provisions of the Agreement or this Indenture, the Company as agent of the Issuer may give any such direction to the Trustee or require the Trustee to take any such action, and the Trustee is hereby irrevocably empowered and directed to accept such direction from the Company as sufficient for all purposes of this Indenture. The Company shall have the right as agent of the Issuer to cause the Trustee to comply with any of the Trustee's obligations under this Indenture to the same extent that the Issuer is empowered so to do.

         Certain actions or failures to act by the Issuer under this Indenture may create or result in an event of default under this Indenture and the Company, as agent of the Issuer, may to the extent permitted by law perform any and all acts or take such action as may be necessary for and on behalf of the Issuer to prevent or correct said event of default and the Trustee shall take or accept such performance by the Company as performance by the Issuer in such event.

         The Issuer hereby makes, constitutes and appoints the Company irrevocably as its agent to give all directions, do all things and perform all acts provided, and to the extent so provided, by this Section 9.11.

         SECTION 9.12. No Transfer of Notes or First Mortgage Bonds Held by the Trustee; Exception. Except as required to effect an assignment to a successor Trustee, the Trustee shall not sell, assign or transfer the Agreement, the Notes or First Mortgage Bonds, and the Trustee is authorized to enter into an agreement with the Company to such effect, including a consent to the issuance of stop transfer instructions to the First Mortgage Trustee.

         SECTION 9.13. Voting of First Mortgage Bonds Held by the Trustee. The Trustee, as a holder of First Mortgage Bonds, shall attend any meeting of bondholders under the First Mortgage as to which it receives due notice. So long as no event of default shall have occurred and be continuing, either at such meeting, or otherwise where consent of holders of first mortgage bonds of the Company is sought without a meeting, the Trustee shall vote as such holder, or shall consent with respect thereto, proportionately with what the Trustee reasonably believes will be the vote or consent of all other first mortgage bonds of the Company then outstanding and eligible to vote or consent.

         Notwithstanding the foregoing, the Trustee shall not vote as such holder in favor of, or give its consent to, any action which, in the Trustee's opinion, would materially adversely affect the interests of the Bondholders, except upon notification by the Trustee to the Bondholders of such proposal and consent thereto of the holders of at least 50% in aggregate principal amount of the Bonds then outstanding and, if such action would also affect one or more but less than all series of Bonds, the consent thereto of the holders of at least 50% in aggregate principal amount of all the outstanding Bonds of such series so affected and, if such proposal would also affect the rights of some but less than all the outstanding Bonds of any one series, the consent thereto of the holders of at least 50% in aggregate principal amount of the Bonds so affected.


                                    ARTICLE X

                         INDENTURES SUPPLEMENTAL HERETO

         SECTION 10.01. Supplemental Indentures Not Requiring Consent of Bondholders. The Issuer and the Trustee may, without the consent of, or notice to, any of the Bondholders, enter into such indenture or indentures supplemental to this Indenture as shall not be inconsistent with the terms and provisions hereof for any one or more of the following purposes:

                  (a) to set forth any or all of the matters in connection with the issuance of Additional Bonds as provided in Section 2.10 hereof;

                  (b) to cure any ambiguity, defect or omission in this Indenture, or to otherwise amend this Indenture, in such manner as shall not in the opinion of the Trustee impair the security hereof or adversely affect the Bondholders;

                  (c) to grant to or confer upon the Trustee for the benefit of the Bondholders any additional rights, remedies, powers or authorities that may lawfully be granted or conferred upon the Bondholders or the Trustee;

                  (d) to add additional covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer;

                  (e) to subject to this Indenture additional revenues, properties or collateral;

                  (f) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof and thereof under the Trust Indenture Act of 1939, as amended, or any similar federal statute hereafter in effect or to permit the qualification of the Bonds for sale under the securities laws of any of the states of the United States, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939, as amended, or similar federal statute;

                  (g) to evidence the succession of a new Trustee hereunder; and

                  (h) to make such changes as may be necessary to comply with the provisions of the 1954 Code or the Code relating to the exclusion of interest on the Bonds from gross income thereunder.

         SECTION 10.02. Supplemental Indentures Requiring Consent of Bondholders. Exclusive of supplemental indentures covered by Section 10.01 hereof and subject to the terms and provisions contained in this Section 10.02, and not otherwise, the holders of not less than 50% in aggregate principal amount of the Bonds then outstanding shall have the right, from time to time, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Issuer and the Trustee of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable by the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any indenture supplemental hereto; provided, however, that nothing in this Section 10.02 contained shall permit, or be construed as permitting (i) an extension of the maturity or mandatory sinking fund redemption dates of the principal of or the interest on any Bond issued hereunder, or (ii) a reduction in the principal amount of, or redemption premium on, any Bond or Bonds or the rate or rates of interest thereon, or (iii) a privilege or priority of any outstanding Bond or Bonds over any other outstanding Bond or Bonds, or (iv) a reduction in the aggregate principal amount of the Bonds required for consent to such supplemental indenture.

         If at any time the Issuer shall request the Trustee to enter into any such supplemental indenture for any of the purposes of this Section 10.02, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such supplemental indenture to be given in the same manner as the giving of notices of redemption as set forth in
Section 3.02 hereof. Such notice shall briefly set forth the nature of the proposed supplemental indenture and shall state that copies thereof are on file at the principal corporate trust office of the Trustee for inspection by all Bondholders. If, within sixty days or such longer period as shall be prescribed by the Issuer following the giving of such notice, the holders of not less than 50% in aggregate principal amount of the

Bonds outstanding at the time of the execution of any such supplemental indenture shall have consented to and approved the execution thereof as herein provided, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental indenture as in this Section 10.02 permitted and provided, this Indenture shall be and be deemed to be modified and amended in accordance therewith and without the necessity for notation on the outstanding Bonds.

         Anything herein to the contrary notwithstanding, a supplemental indenture under this Article X which affects the rights of the Company shall not become effective unless and until the Company shall have consented to the execution and delivery of such supplemental indenture. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any such supplemental indenture together with a copy of the proposed supplemental indenture to be mailed by certified or registered mail to the Company at least fifteen days prior to the giving of notice of the proposed execution of such supplemental indenture as provided in this Section 10.02. The Company shall be deemed to have consented to the execution and delivery of any such supplemental indenture if the Trustee does not receive a letter of protest or objection thereto signed by or on behalf of the Company on or before 4:30 P.M., local time, on the fifteenth day after the Company's receipt of said notice and a copy of the proposed supplemental indenture.

         SECTION 10.03. Trustee Authorized to Join in Supplements; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any supplemental indenture permitted by this Article X and in so doing shall be fully protected by an opinion of counsel, who may be counsel for the Issuer or the Company, that such supplemental indenture is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding supplemental indenture have been done.


                                   ARTICLE XI

                             AMENDMENT OF AGREEMENT

         SECTION 11.01. Amendments, Etc., to Agreement Not Requiring Consent of Bondholders. The Issuer and the Trustee shall, without the consent of or notice to the Bondholders, consent to any amendment, change or modification of the Agreement which may be entered into pursuant to Section 2.10 hereof or as may be required (i) by the provisions of the Agreement or this

Indenture, (ii) for the purpose of curing any ambiguity or formal defect or omission, (iii) in connection with the Project facilities so as to identify the same more precisely or substitute or add additional facilities, or (iv) in connection with any other change therein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the Bondholders.

         SECTION 11.02. Amendments, Etc., to Agreement Requiring Consent of Bondholders. Except for the amendments, changes or modifications as provided in
Section 11.01 hereof, neither the Issuer nor the Trustee shall consent to any other amendment, change or modification of the Agreement or the terms of the Notes without the giving of notice and the written approval or consent of the holders of not less than 50% in aggregate principal amount of the Bonds at the time outstanding given and procured as in this Section 11.02 provided. If at any time the Issuer and the Company shall request the consent of the Trustee to any such proposed amendment, change or modification of the Agreement or the terms of the Notes, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of such proposed amendment, change or modification to be given in the same manner as provided by Section 10.02 hereof with respect to supplemental indentures. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the instrument embodying the same are on file with the Trustee for inspection by all Bondholders.

         SECTION 11.03. Trustee Authorized to Join in Amendments; Reliance on Counsel. The Trustee is authorized to join with the Issuer in the execution and delivery of any amendment permitted by this Article XI and in so doing shall be fully protected by an opinion of counsel, who may be counsel for the Issuer or the Company, that such amendment is so permitted and has been duly authorized by the Issuer and that all things necessary to make it a valid and binding agreement have been done.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.01. Consents, Etc., of Bondholders. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be signed or executed by such Bondholders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:

                  The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

         SECTION 12.02. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be inferred from this Indenture, or the Bonds, is intended or shall be construed to give to any person or company other than the Company, the parties hereto, and the holders of the Bonds, any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the Company, the parties hereto and the holders of the Bonds as herein provided.

         SECTION 12.03. Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatever.

         SECTION 12.04. Notices. Any notice, request, complaint, demand, communication or other paper shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by telegram, addressed as follows: if to the Issuer, at 1306 Walter Sillers Building, 550 High Street, Jackson, Mississippi 39205, Attention:
Executive Director; if to the Trustee, at 2510 14th Street, 1 Hancock Plaza, Gulfport, Mississippi 39501, Attention: Trust Department; and if to the Company, at 500 Bayfront Parkway, Pensacola, Florida 32501, Attention: Treasurer, with copies to Southern Company Services, Inc., 64 Perimeter Center East, Atlanta, Georgia 30346, Attention: Corporate Finance Department. A duplicate copy of each notice required to be given hereunder by either the Issuer or the Trustee shall also be given to the Company, and a duplicate copy of each notice required to be given hereunder by the Trustee to either the Issuer or the Company shall also be given to the other. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         SECTION 12.05. Trustee as Paying Agent and Bond Registrar. The Trustee is hereby designated and agrees to act as a paying agent and Bond Registrar for and in respect of the Bonds.

         SECTION 12.06. Payments Due on Saturdays, Sundays and Holidays. In any case where the date of maturity of interest on or principal of the Bonds or the date fixed for redemption of any Bonds shall be in the city of payment a Saturday, Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then payment of interest or principal and premium, if any, need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest on such payment shall accrue for the period after such date.

         SECTION 12.07. Counterparts. This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 12.08. Applicable Provisions of Law. This Indenture shall be governed by and construed in accordance with the laws of the State of Mississippi.

         SECTION 12.09. Captions. The captions or headings in this Indenture are for convenience only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Indenture.

         SECTION 12.10. No Liability of Officers. No covenant or agreement contained in the Bonds or this Indenture shall be deemed to be a covenant or agreement of any member, officer, agent or employee of the Issuer in his individual capacity, and neither the members of the Board nor any official executing the Bonds or this Indenture shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds or the execution and delivery of this Indenture.

         IN WITNESS WHEREOF, the Mississippi Business Finance Corporation has caused these presents to be signed in its name and behalf by its Executive Director, and its official seal to be hereunto affixed and attested by its Secretary, and to evidence its acceptance of the trusts hereby created Hancock Bank, as Trustee, has caused these presents to be signed in its name and behalf and its official seal to be hereunto affixed and attested by its duly authorized officers, all as of the day and year first above written.

                                                   MISSISSIPPI BUSINESS FINANCE
                                                   CORPORATION

[SEAL]
                                                   By:
Attest:                                                   Executive Director





Secretary


                                                 HANCOCK BANK

[SEAL]
                                                  By:
Attest:                                                Vice President and Trust
                                                              Officer



Vice President and Trust
Officer

STATE OF FLORIDA

COUNTY OF ESCAMBIA

         Personally appeared before me, the undersigned authority in and for the said county and state, on this __th day of February, 1996, within my jurisdiction, the within named William T. Barry and James Vernon Smith, Sr., who acknowledged that they are the Executive Director and Secretary of the Mississippi Business Finance Corporation, and that in said representative capacities they executed the above and foregoing instrument, after first having been duly authorized so to do.




                                                              Notary Public

My Commission Expires:





STATE OF MISSISSIPPI

COUNTY OF HARRISON

         Personally appeared before me, the undersigned authority in and for the said county and state, on this __th day of February, 1996, within my jurisdiction, the within named ______________ and _______________, who acknowledged that they are each a Vice President and Trust Officer of Hancock Bank, a Mississippi state chartered bank, and that for and on behalf of the said bank and as its act and deed they executed the above and foregoing instrument, after first having been duly authorized by said bank so to do.




                                                              Notary Public

My Commission Expires: